INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 2-95285 of our report dated
     January 31, 1997, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.



     /s/ Deloitte & Touche LLP

     Dayton, Ohio
     March 7, 1997